As filed with the Securities and Exchange Commission on June 5, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CIPHERGEN BIOSYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	33-059-5156
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6611 Dumbarton Circle
Fremont, CA 94555
(510) 505-2100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2000 STOCK PLAN
2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plans)

William E. Rich

President and Chief Executive Officer

Ciphergen Biosystems, Inc.

6611 Dumbarton Circle

Fremont, CA 94555

(510) 505-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. O’Donnell

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2000 Stock Plan Common Stock, $0.001 par value (1)	1,150,000	$4.83	$5,554,500	$511.02
2000 Employee Stock Purchase Plan Common Stock, $0.001 par value (currently outstanding options) (2)	150,000	$4.10	$615,000	$56.58

Total Maximum Aggregate Offering Price			$6,169,500

Total Registration Fees				$567.60

(1)          The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.  No options have been granted with respect to such shares.  The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on May 31, 2002, because the price at which the options to be granted in the future may be exercised is not currently determinable.

(2)          The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.  The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on May 31, 2002, because the price at which the options to be granted in the future may be exercised is not currently determinable.  Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

CIPHERGEN BIOSYSTEMS, INC.

REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

The contents of the Registration Statement No. 333-53530 on Form S-8 as filed with the Securities and Exchange Commission (the “Commission”) on January 11, 2001 and May 21, 2001 are hereby incorporated herein by reference to the extent not replaced hereby.

        The purpose of this Form S-8 is to register the following:

(i)                                     An additional 1,150,000 shares of Common Stock of Ciphergen Biosystems, Inc. (the “Registrant”) that are available for issuance under the 2000 Stock Plan, as amended (the “Plan”), to reflect an additional 1,150,000 shares authorized for issuance under the Plan by the Registrant’s Board of Directors.

(ii)                                  An additional 150,000 shares of Common Stock of Ciphergen Biosystems, Inc. (the “Registrant”) that are available for issuance under the 2000 Employee Stock Purchase Plan, as amended (“ESPP”), to reflect an additional 150,000 shares authorized for issuance under the ESPP by the Registrant’s Board of Directors.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Information Incorporated by Reference.

The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated herein by reference:

(a)                The Registrant’s Annual Report filed on Form 10-K (File No. 000-31617) for the fiscal year ended December 31, 2001.

(b)               The Registrant’s proxy statement for the 2002 Annual Meeting of Stockholders.

(c)                The Registrant’s Quarterly Report filed on Form 10-Q (File No. 000-31617) for the quarterly period ended March 31, 2002.

(d)               The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) on September 22, 2000.

(e)                All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 8.            Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into this Registration Statement.  (See Exhibit Index below).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, State of California on May 31, 2002.

CIPHERGEN BIOSYSTEMS, INC.

By:	/s/ WILLIAM E. RICH
William E. Rich, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Rich and Matthew J. Hogan, jointly and severally, his or her attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ WILLIAM E. RICH	President and Chief Executive Officer (Principal Executive Officer)	June 4, 2002
William E. Rich

/s/ MATTHEW J. HOGAN	Vice President and Chief Financial Officer (Principal Financial Officer)	June 4, 2002
Matthew J. Hogan

/s/ DANIEL M. CASERZA	Corporate Controller (Principal Accounting Officer)	June 4, 2002
Daniel M. Caserza

/s/ JOHN A. YOUNG	Director	June 4, 2002
John A. Young

/s/ MICHAEL J. CALLAGHAN	Director	June 4, 2002
Michael J. Callaghan

/s/ WILLIAM R. GREEN	Director	June 4, 2002
William R. Green

/s/ JAMES L. RATHMANN	Director	June 4, 2002
James L. Rathmann

INDEX TO EXHIBITS

Exhibit Number	Exhibit Document

4.1	2000 Stock Plan (incorporated by reference to Exhibit 10.5 of the Form S-1)

4.2	2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 of the Form S-1)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.1	Power of Attorney (see page II-4)